Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated May 14, 2012, relating to the combined and consolidated financial statements of PBF Energy Company LLC and subsidiaries (combined and consolidated with PBF Investments LLC and affiliates), and included in the Prospectus in Registration Statement No. 333-177933 (as amended).

/s/ Deloitte & Touche LLP

Parsippany, New Jersey

December 13, 2012